EXHIBIT 5.1



                            KELLEY DRYE & WARREN LLP
                               TWO STAMFORD PLAZA
                              281 TRESSER BOULEVARD
                               STAMFORD, CT 06901



                                                         October 9, 2001



     Cannondale Corporation
     16 Trowbridge Drive
     Bethel, Connecticut 06801

     Ladies and Gentlemen:


           We have acted as counsel to Cannondale Corporation, a Delaware corporation (the "Company"), in connection with the proposed offering of an aggregate of 977,777 shares of Common Stock, $.01 par value (the "Shares") underlying the 8% Convertible Debentures (the "Debentures") as described in the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), to which this opinion constitutes an exhibit (the "Registration Statement"). As such counsel, you have requested our opinion as to the matters described herein relating to the Shares. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Statement.

           We have examined the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, in each case as amended and restated through the date hereof; minutes of the Company's corporate proceedings through the date hereof, as made available to us by officers of the Company; an executed copy of the Registration Statement and all exhibits thereto in the form filed with the Commission; and such matters of law and such documents and other instruments as we have deemed necessary in order to deliver the within opinion. In the course of our examination, we have assumed the genuineness of all signatures, the authority of all signatories (other than signatories signing on behalf of the Company) to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to certain factual matters, we have relied upon information furnished to us by officers of the Company.

           Based on the foregoing and solely in reliance thereon, it is our opinion that the Shares have been duly authorized and the Shares, upon conversion of the Debentures pursuant to the terms of the Debentures, will be validly issued, fully paid and nonassessable.

           We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to it in the Prospectus included therein under the caption "Legal Matters." In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                 Very truly yours,

                                                 KELLEY DRYE & WARREN LLP



                                                By:  /S/ JOHN T. CAPETTA
                                                     --------------------------
                                                     A Member of the Firm